Exhibit 10.7

Prepared by and after recording return to:

Barry W. Hunter, Esq.

Va. State Bar No.: 14807

Kaufman & Canoles, a professional corporation

150 W. Main Street, Suite 2100

Norfolk, VA 23510

Tax Map Reference/Account No.: 3682-0312

NOTE TO CLERK: PURSUANT TO THE PROVISIONS OF §58.1-803D OF THE CODE OF VIRGINIA (1950), AS AMENDED, THIS INSTRUMENT MODIFIES THE TERMS OF AN EXISTING DEBT SECURED BY THAT CERTAIN DEED OF TRUST DATED OCTOBER 23, 2017, RECORDED AS INSTRUMENT NO. 170023869 ON WHICH THE TAX IMPOSED BY VA CODE SECTION 58.1-803 HAS BEEN PAID. THE FACE AMOUNT OF THE DEBT SECURED BY THE DEED OF TRUST IS BEING INCREASED FROM $5,200,000.00 TO $5,216,749.25 AND, THEREFORE, PURSUANT TO VA CODE SECTION 58.1-803D.1, RECORDING TAXES ARE DUE ON THE INCREASED AMOUNT OF $16,749.25. GRANTOR HEREBY CERTIFIES THAT THE FACE AMOUNT OF THE OBLIGATIONS SECURED BY THE DEED OF TRUST ON WHICH RECORDING TAXES HAVE BEEN PAID IS $5,200,000.00.

NOTE, DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,

AND RELATED LOAN DOCUMENTS ASSIGNMENT, ASSUMPTION

AND MODIFICATION AGREEMENT

THIS NOTE, DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, AND RELATED LOAN DOCUMENTS ASSIGNMENT, ASSUMPTION AND MODIFICATION AGREEMENT (this “Agreement”) is made as of the 30th day of September, 2019, among RIVERSIDE CROSSING, L.C., a Virginia limited liability company (the “Original Borrower”) index as a grantor and a grantee, whose address is 150 West Main Street, Suite 1100, Norfolk, Virginia 23510, GIPVA 130 CORPORATE BLVD, LLC, a Delaware limited liability company (the “New Borrower”), index as a grantor and grantee, whose address is 401 East Jackson Street, Suite 3300, Tampa, Florida 33602, NEWPORT NEWS SHIPBUILDING EMPLOYEES CREDIT UNION, INC., d/b/a BayPort Credit Union (the “Lender”), index as a grantor and grantee, whose address is One BayPort Way, Suite 350, Newport News, Virginia 23606, JAMES B. MEARS (the “Trustee”), index as a grantor and grantee, whose address is One BayPort Way, Suite 350, Newport News, Virginia 23606, in order to document (i) the assignment and assumption of the $5,200,000.00 original principal amount loan from the Lender to the Original Borrower dated October 23, 2017 (the “Original Loan”), including the assignment by the Original Borrower and the assumption by the New Borrower of the loan documents described in Exhibit “A” attached hereto (items 1 through 11 under the caption “LIST OF ORIGINAL LOAN DOCUMENTS” in Exhibit A being hereinafter referred to as the “Original Loan Documents”), (ii) the increase in the principal amount of the Original Loan by $250,000.00 (the Original Loan as increased by $250,000.00 is herein referred to as the “Loan”) and (iii) other modifications to the Original Loan Documents made by this Agreement (the Original Documents as amended by this Agreement are herein referred to as the “Loan Documents”). This Agreement is joined in by Generation Income Properties, L.P., a Delaware limited partnership, Generation Income Properties, Inc., a Maryland corporation, and David Sobelman (collectively, the “New Guarantors” and together with the Original Borrower and the New Borrower, the “Obligors”).

BACKGROUND:

The Original Borrower is indebted to the Lender under the Original Loan Documents. The Original Borrower desires to contribute, and the New Borrower desires to accept, the real property encumbered by the Deed of Trust (as defined in Exhibit A) and more fully described in Exhibit “B” attached hereto (the “Property”), and contemporaneously with such contribution, the Original Borrower and the New Borrower desire to increase the unpaid principal amount of the Original Loan by $250,000.00. The New Borrower desires to assume all obligations of the Original Borrower under the Loan Documents, including paying the Lender the unpaid principal balance of the Original Note as listed in Exhibit “A”, together with the $250,000.00 increase in principal amount thereof. The Deed of Trust requires the written consent of the Lender prior to any sale or transfer of all or any part of the encumbered property, and the sale or transfer without the consent of Lender would constitute a default under the Original Loan Documents. The Original Borrower and the New Borrower wish to obtain the consent of the Lender to such transfer and assumption, and to obtain from the Lender the increase of $250,000.00 in principal amount of the Original Loan.

ASSIGNMENT, ASSUMPTION AND MODIFICATION

NOW, THEREFORE, for and in consideration of granting the consents by the Lender, for the benefits following to each of the parties hereto, for an increase of $250,000.00 in principal amount of the Original Loan, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals. The above recitals arc true and correct and incorporated herein by reference thereto.

2. Definitions. Any capitalized terms used herein without definition shall have the meanings ascribed to them in the Loan Documents.

3. Status of Loan. As of the date hereof, the principal balance outstanding under the Original Note is $4,966,749.25 and the principal balance of the Note, after giving effect to the increase in the Original Loan is $5,216,749.25. The Lender is the current holder of the Original Note and the following escrow and reserve balances (collectively, “Escrow Balances”) are being held by the Lender: (i) a real estate tax escrow balance of $ N/A ; and (ii) a TI Reserve Account balance of $34,500.00. Further, parties acknowledge and agree that the Lender will continue to hold the Escrow Balances for the benefit of the New Borrower in accordance with the terms of the Loan Documents. In the event of any error in, or omission from, the foregoing, the Lender shall not be prejudiced, limited, or estopped, in any way in its right to charge, collect and receive any and all monies lawfully due the Lender under the Loan Documents.

4. Reaffirmation of Terms. The provisions of the Loan Documents are expressly assumed by the New Borrower as modified by this Agreement and are reaffirmed and remain in full force and effect as amended by this Agreement.

5. Assignment and Assumption; Loan Increase. The Original Borrower hereby assigns to the New Borrower, and the New Borrower hereby assumes, jointly and severally with the Original Borrower, (i) the indebtedness evidenced by the Original Note as increased by the principal sum of $250,000.00 (the Original Note as increased by $250,000.00 in principal amount is herein referred to as the “Note”) and (ii) all the rights and obligations of the Original Borrower under the Original Loan Documents as modified by this Agreement. The New Borrower hereby agrees that it shall hereafter make all payments required by the Note and the other Loan Documents and perform all obligations contained in the Loan Documents. The New Borrower agrees to abide by all provisions of the Loan Documents. The Original Borrower (a) acknowledges that it is not released from liability under the Original Loan Documents and is jointly and severally liable with the New Borrower under the Loan Documents (including the modifications made by this Agreement), (b) ratifies, reaffirms, and confirms in all respects each of the Original Loan Documents to which it is a party, as and to the extent expressly modified by this Agreement, including, without limitation, the increase in principal amount of the Original Loan by $250,000.00 (the “Loan Increase”), (c) agrees and acknowledges that its liability under the Loan Documents shall not be diminished in any way by the execution and delivery of this Agreement or by the consummation of any of the transactions contemplated herein, including but not limited to the Loan Increase, and (d) agrees that the Original Borrower and the New Borrower agree to comply with and be bound by all the terms, covenants and agreements, conditions and provisions set forth in the Loan Documents. The New Borrower and the Lender hereby confirm, acknowledge and agree that the execution, delivery and performance of this Agreement (i) shall not constitute or create a novation or repayment of any indebtedness under the Original Loan Documents and (ii) shall not serve to discharge any obligations of the Original Borrower existing under the Original Loan Documents. In the event of the occurrence of any Event of Default by either the Original Borrower or the New Borrower under the terms of any Loan Document, the Lender may exercise all remedies available to it under the terms of the Loan Documents.

6. Modifications to the Original Loan Documents. The Original Loan Documents are hereby amended as set forth in Schedule 6.1 attached hereto.

7. Funds for Property Taxes and TI Improvements. The Original Borrower hereby relinquishes and transfers to the New Borrower all of the Original Borrower’s interest in the Escrow Balances held by the Lender for the purposes of application to Property Taxes and the Original Borrower’s Additional Refurbishment Allowance (the “Additional TI Work”) under its lease with PRA Holding I, LLC, or any other purposes for which deposits are being held by the Lender. The Original Borrower and the New Borrower assume the liability, jointly and severally, for payment of the escrow deposits for Property Taxes and Additional TI Work required by the Deed of Trust and agree to make the deposits with the Lender for such purposes as required by the Deed of Trust.

8. Lender’s Consent. The Lender hereby (a) consents to the contribution and transfer of the Property to the New Borrower, and (b) accepts the New Borrower as an added obligor under the Loan Documents. Upon the full execution and delivery of this Agreement, all references in the Original Loan Documents to “Borrower” or to “Grantor” shall thereafter be references to the Original Borrower and the New Borrower, jointly and severally.

9. Guaranty. In connection with the assumption of the Original Loan Documents by the New Borrower, the New Guarantors (each of which are related parties to New Borrower) are executing and delivering to the Lender a Guaranty of Nonrecourse Carveout Liabilities and Obligations of even date herewith (the “New Guaranty”). The New Borrower and the Lender hereby agree that any default under the New Guaranty, which is not remedied within any applicable notice or cure period contained therein, shall constitute a default under the Loan Documents with the same force and effect as if such default had been expressly set forth in the Loan Documents, and the occurrence of such a default shall entitle the Lender to exercise the remedies in the Loan Documents for any such default. Hereafter, all references in the Loan Documents to “Guaranty” shall mean the Guaranty of Nonrecourse Carveout Liabilities and Obligations executed by the New Guarantors and all references in the Loan Documents to “Guarantor” shall mean the New Guarantors. The Guaranties of the Original Guarantors are hereby terminated.

10. Further Transfers of Property. The New Borrower agrees that the granting of the consent of the Lender to this transfer shall not constitute a waiver of the restrictions on transfer and encumbrances contained in the Deed of Trust, and such restrictions shall continue in full force and effect; any future transfer, encumbrance, or sale by the New Borrower not expressly authorized by the terms of the Deed of Trust shall, without the written consent of the Lender, constitute a default of the terms of the Deed of Trust and other Loan Documents.

11. Acknowledgment. The Original Borrower acknowledges that, as of the date hereof, it does not have any defenses, claims, counterclaims or rights of set-off, legal or equitable, arising out of or in connection with the Loan Documents. The Original Borrower waives and releases, acquits, satisfies and forever discharges the Lender and its affiliates, agents, predecessors, and assigns from any and all claims, counterclaims, defenses, actions, causes (legal or equitable), promises and demands whatsoever in law or in equity which the Original Borrower, ever had, now has or which any successor or assign thereof hereafter can, shall or may have against Lender or its affiliates, agents, predecessors or assigns, for, upon or by reason of any manner, or cause or thing whatsoever through the date hereof.

12. Representation and Warranty. The Original Borrower hereby represents and warrants to the Lender that from the date of recordation of the Deed of Trust through the recordation of this Agreement, no document or instrument which is or may be a lien prior to the lien of the Deed of Trust has been or will be recorded. The Original Borrower and the New Borrower hereby further represent and warrant to the Lender that the Deed of Trust, as amended by this Agreement, constitutes a good and valid first priority deed of trust lien against the Property. The Original Borrower and the New Borrower acknowledge and agree that the Lender is relying upon the representations and warranties set forth in this paragraph and that said representations and warranties are a material inducement to the Lender to enter into this Agreement.

13. Ratification. The parties hereto hereby ratify and confirm the terms, conditions and covenants contained in the Original Loan Documents, as modified by this Agreement. In the event of any conflict between the Original Loan Documents and this Agreement, the terms of this Agreement shall govern. The parties also ratify and confirm that all remedies provided for in the Original Loan Documents upon default by the either the Original Borrower or the New Borrower thereunder, shall continue in full force and effect.

14. No Novation. The execution and delivery of this Agreement shall not constitute a novation or modification of the lien, encumbrance or security of the Deed of Trust, which Deed of Trust shall retain its priority as originally filed for record. The execution and delivery hereof shall not constitute a novation of the Original Note in any way.

15. UCC Financing Statements. The Original Borrower and the New Borrower each authorize the Lender to file appropriate financing statements and financing statement amendments in the applicable jurisdictions to provide notice of the obligations being assumed by the New Borrower herein.

16. Binding Agreement. This Agreement shall be binding upon the successors and assigns of the respective parties hereto.

17. Miscellaneous.

a.

Wherever the words “Original Borrower” or “New Borrower” are used in this Agreement, they shall represent the plural as well as the singular, the feminine and neuter genders as well as the masculine, and shall include successors or assigns as applicable.

b.

This Agreement may be executed in multiple counterparts, which, when taken together, shall constitute one and the same instrument. The signature page from any counterpart may be removed and attached to another counterpart to create a single fully executed instrument.

18. Waiver of Jury Trial. THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS, INCLUDING THIS AGREEMENT, AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE UNDERSIGNED. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

19. Applicable Law; Forum. This Agreement is performable in the Commonwealth of Virginia, and the laws of the Commonwealth of Virginia and applicable United States federal law shall govern the rights and duties of the parties hereto and the validity, enforcement and interpretation hereof. The Obligors hereby irrevocably submit generally and unconditionally for themselves and in respect of their property to the jurisdiction of any state court in, or any United States federal court sitting in, the Cities of Newport News or Norfolk, Virginia (the “Applicable Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, or the other Loan Documents and any such suit, action or proceeding may only be brought in one of the Applicable Courts. The Obligors hereby irrevocably waive, to the fullest extent permitted by law, any objection that the Obligors may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. The Obligors irrevocably consent to service of process by mail as set forth in Section 11 for other Notices. Nothing herein shall affect the right of the Lender to serve process in any manner permitted by law or limit the right of the Lender to bring proceedings against the Obligors in any other court or jurisdiction.

20. Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity. If the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Note, Deed of Trust, Assignment of Leases and Rents, and Related Loan Documents Assignment, Assumption and Modification Agreement as of the day and year first above written.

ORIGINAL BORROWER:

RIVERSIDE CROSSING, L. C., a Virginia limited liability company

By:	Robinson Development Group, Inc.,
Manager

	By:	/s/ Anthony W. Smith
Name: Anthony W. Smith
Title: Senior Vice President

[Signature Page to Note, Deed of Trust, Assignment of Leases and Rents, and Related Loan

Documents Assignment, Assumption and Modification Agreement]

NEW BORROWER:

GIPVA 130 CORPORATE BLVD, LLC, a Delaware limited liability company

By:	Generation Income Properties, L.P., a Delaware limited partnership, Sole Member

	By:	Generation Income Properties, Inc., a Maryland corporation General Partner

		By:	/s/ David Sobelman
David Sobelman, President

[Signature Page to Note, Deed of Trust, Assignment of Leases and Rents, and Related Loan

Documents Assignment, Assumption and Modification Agreement]

NEW GUARANTORS:

Generation Income Properties,
Inc., a Maryland corporation

By:	/s/ David Sobelman
David Sobelman, President

[Signature Page to Note, Deed of Trust, Assignment of Leases and Rents, and Related Loan

Documents Assignment, Assumption and Modification Agreement]

NEW GUARANTORS:

Generation Income Properties, L.P., a Delaware limited partnership

By:	Generation Income Properties, Inc., a
Maryland corporation, General Partner

	By:	/s/ David Sobelman
David Sobelman, President

[Signature Page to Note, Deed of Trust, Assignment of Leases and Rents, and Related Loan

Documents Assignment, Assumption and Modification Agreement]

NEW GUARANTORS:

/s/ David Sobelman
David Sobelman

{Signature Page to Note, Deed of Trust, Assignment of Leases and Rents, and Related Loan

Documents Assignment, Assumption and Modification Agreement]

LENDER:

NEWPORT NEWS SHIPBUILDING
EMPLOYEES’ CREDIT UNION, INC. d/b/a BAYPORT CREDIT UNION

By:

[Signature Page to Note, Deed of Trust, Assignment of Leases and Rents, and Related Loan

Documents Assignment, Assumption and Modification Agreement]

TRUSTEE:

/s/ James B. Mears
James B. Mears, Trustee

EXHIBIT “A”

LIST OF ORIGINAL LOAN DOCUMENTS

1.	Commercial Loan Agreement dated October 23, 2017, between the Original Borrower and the Lender for a loan in the original principal amount of $5,200,000.00.

2.	Promissory Note dated October 23, 2017, made by the Original Borrower payable to the Lender or order in the original principal amount of $5,200,000.00 (the “Note”).

3.

Deed of Trust dated October 23, 2017, from the Original Borrower to George R. Dudley, Jr. and James B. Mears, as Trustees for the benefit of Lender, recorded in the Clerk’s Office of the Circuit Court of the City of Norfolk, Virginia on October 24, 2017, as Instrument No. 170023869 (the “Deed of Trust”).

4.

Assignment of Leases and Rents dated October 23, 2017, from the Original Borrower to the Lender, recorded in the Clerk’s Office of the Circuit Court of the City of Norfolk, Virginia on October 24, 2017, as Instrument No. 170023870 (the “Assignment of Leases”).

5.	Environmental Indemnity Agreement dated October 23, 2017, from the Original Borrower and the Original Guarantors to the Lender (the “Existing Environmental Indemnity”).

6.	Security Agreement dated October 23, 2017, from the Original Borrower to the Lender.

7.	Guaranty of Nonrecourse Carveout Liabilities and Obligations dated October 23, 2017, made by Anthony W. Smith in favor of the Lender.

8.	Guaranty of Nonrecourse Carveout Liabilities and Obligations dated October 23, 2017, made by Thomas E. Robinson in favor of the Lender.

9.	Agreement to Provide Insurance dated October 23, 2017, made by the Original Borrower for the benefit of the Lender.

10.	Addendum to Loan documents made as of October , 2017, by and among the Original Borrower, the Original Guarantors and the Lender.

11.	UCC-1 Financing Statements:

a.	State Corporation Commission (Uniform Commercial Code Division), Commonwealth of Virginia (filed on November 1, 2017, as Instrument No. 171101 3885-7);

b.	Clerk’s Office of the Circuit Court of the City of Norfolk, Commonwealth of Virginia (recorded on October 30, 2017, in Official Records as Instrument No. 17-161).

(Loan Documents dated as of the date hereof)

1.	Environmental Indemnity Agreement executed by the New Borrower and the New Guarantors.

2.	Guaranty of Nonrecourse Carveout Liabilities and Obligations executed by the New Guarantors.

3.	UCC-1 Financing Statements

a.	To be filed with the Uniform Commercial Code Division of the Virginia State Corporation Commission, bearing the New Borrower’s name.

b.	To be recorded in the Clerk’s Office of the Circuit Court of the City of Norfolk, Virginia, bearing the New Borrower’s name.

4.	UCC-3 Amendment Financing Statements

a.	To be filed with the Uniform Commercial Code Division of the Virginia State Corporation Commission, amending financing statement filed on November 1, 2017, as instrument number 171101 3885-7.

b.	To be recorded in the Clerk’s Office of the Circuit Court of the City of Norfolk, Virginia, amending financing statement recorded on October 30, 2017, as Instrument No. 17-161.

EXHIBIT “B”

LEGAL DESCRIPTION

PARCEL ONE

All that certain lot, piece or parcel of land, with the buildings and improvements thereon, situate, lying and being in the City of Norfolk, Virginia, and being known, numbered and designated as Parcel 9-B, as shown on that certain plat titled “SUBDIVISION PLAT OF PARCEL 9, AS SHOWN ON PLAT SHOWING A SUBDIVISION OF PARCEL 7 RIVERSIDE CORPORATE CENTER,” dated September 10, 2003, prepared by Rouse-Sirine Associates, Ltd., Virginia Beach, Virginia, and duly recorded in the Clerk’s Office of the Circuit Court of the City of Norfolk, Virginia on October 9, 2003 in Map Book 55, at Pages 108 and 109.

TOGETHER WITH all easements, rights, title and interest in that certain Declaration and Deed of Reciprocal Easements, Covenants and Restrictions for Riverside Corporate Center, made by Riverside Development Joint Venture and Riverside Development Joint Venture A-One, dated July 28, 1987, as contained in instrument duly recorded in the Clerk’s Office of the Circuit Court of the City of Norfolk, Virginia in Deed Book 2034 at Page 828, amended in Deed Book 2508 at Page 186 and 189, Assignment and Delegation to Riverside Corporate Owners Association in Deed Book 2508 at Page 197, and as amended by that certain Amendment and Supplemental Declaration recorded in Deed Book 2580 at Page 337, Amended and Supplemented in Deed Book 2739 at Page 793, and as amended by certain Third Amendment recorded in Instrument No. 020020350 and that certain Assignment and Delegation recorded in Instrument No. 020038603.

TOGETHER WITH all easements, rights, title and interest in that certain Deed of Easements dated March 18, 1999 recorded on March 22, 1999 in Instrument No. 990008582.

TOGETHER WITH, all easements, rights, title and interest in that certain Declaration of Easements dated October 10, 2003 and recorded in the aforesaid Clerk’s Office on October 14, 2003 in Instrument No. 030040652.

IT BEING a portion of the same property conveyed to Riverside Crossing, L.C., a Virginia limited liability company, by deed from AE Properties, Inc., a California corporation, dated December 4, 2002 and recorded December 10, 2002 in the Clerk’s Office of the Circuit Court of the City of Norfolk, Virginia as Instrument No. 02003 8604 and being more particularly described as follows:

Beginning at a point located at the southern right-of-way line of Norfolk Southern Railway Company at the intersection of the western right-of-way line of Military Highway, the point of beginning; thence from said point of beginning, running along the western right-of-way line of Military Highway the following two courses and distances: SOO°27100“E, 347.70 feet to a point; thence running along a curve to the right having a radius of 1,975.00 feet and an arc distance of 29.04 feet (chord distance of 29.04 feet and chord bearing of S00°01’43 “E) to a point; thence running along the line dividing Parcel 9-A and Parcel 9-B S89°33’51“W, 320.70 feet to a point; thence turning and running along the line dividing Parcel 9-B and Parcel 8 NOO°26’09“W, 379.09 feet to a point; thence turning and running along the southern right-of-way line of Norfolk Southern Railway Company N89°59’00“E, 320.88 feet to a point; the point of beginning.

The above-described Parcel 9-B contains 121,256 square feet or 2.783 acres.

PARCEL TWO

All that certain lot or parcel of land, all of which lies in the City of Norfolk, Virginia:

Being as shown on Sheets 1, 2, and 3 of the Plats titled “Exhibit Plat Showing Property of Commonwealth of Virginia To Be Closed and Transferred to Riverside Corporate Center Owners Association, Riverside PRA, L.C. and Riverside Crossing, L.C.” dated May 12, 2010, revised, June 29, 2010, identified as Parcel 3, containing 0.362 acre, more or less, land; and being a part of the same lands acquired from the Norfolk Rolleston Company, by Deed dated March 24, 1942, recorded in Deed Book 211, Page 237; and WTAR Radio-TV Corporation by Deed dated June 22, 1964, recorded in Deed Book 991, Page 597, both in the office of the Clerk of the Circuit Court of the City of Norfolk, Virginia.

For a more particular description of the land herein conveyed, reference is made to the photocopies of said Plats, showing outlined in RED the said land, which photocopies are recorded in the State Highway Plat Book 10, Pages 327, 328 and 329.

IT BEING the same property conveyed to Riverside Crossing, L.C., a Virginia limited liability company by Quitclaim Deed from Commonwealth of Virginia, April 1, 2011 and recorded May 4, 2011 in the Clerk’s Office of the Circuit Court of the City of Norfolk, Virginia as Instrument No. 110008913.

SCHEDULE 6.1

MODIFICATION TO ORIGINAL LOAN DOCUMENTS

From and after the date of this Agreement, the Original Loan Documents are modified as follows:

(a)	All original Loan Documents:

All references to “Borrower” shall mean the Original Borrower and the New Borrower, jointly and severally; all references to “Grantor” shall mean the New Borrower; all references to “Assignor” shall mean the New Borrower; all references to “Loan” shall mean the Original Loan as increased by the additional principal advance of $250,000.00 made in connection with the assumption and modification of the Original Loan; all references to Loan Documents shall mean the Original Loan Documents as amended and modified by this Agreement together with the New Guaranty; all references to “Note Amount” or “Loan Amount “ shall mean $5,216,749.25 and all references to “this transaction” shall include both the original loan transaction and the assumption of the Original Loan by the New Borrower and all obligations and duties arising from the terms of this Agreement and other documents related to the assumption.

(b)	Original Loan Agreement:

(i) Section 2, captioned “SINGLE ADVANCE” is hereby amended to read as follows:

“ADVANCES. In accordance with the terms of this Agreement and the other Loan Documents, you will provide me with a term note in the face amount of $5,200,000.00 and an Allonge to Promissory Note evidencing an additional principal amount advanced of $250,000.00 which, after giving effect to the previous principal payments made, changes the face amount of the term note to $5,216,749.25. I will receive the funds from this Loan in two advances: $5,200,000.00 principal will be advanced on October 23, 2017, and $250,000.00 will be advanced on September 30, 2019, the effective date of the Allonge to the Promissory Note. No additional advances are contemplated, except those made to protect and preserve your interests as provided in this Agreement or other Loan Documents.”

(ii) Section 6, captioned “COVENANTS” is hereby amended by deleting the covenant regarding the Project Debt Service Coverage Ratio set forth in paragraph M captioned “Additional Covenants” and inserting the following provisions in lieu thereof:

“I/We HEREBY AGREE AND WARRANT THAT the Property shall maintain a Debt Service Coverage Ratio (the “Project DSCR”) of at least 1.25:1.00. Generation Income Properties, L.P. shall, with respect to the Property and, if and when acquired through a wholly owned subsidiary, the property known according to the present street numbering system as 2510 Walmer Avenue, Norfolk, Virginia (the “Walmer Ave. Property”), maintain a Debt Service Coverage Ratio (the

“Norfolk Properties DSCR”) of at least 1.25:1.00 and with respect to all properties in the portfolio, a Debt Service Coverage Ratio (the “Portfolio DSCR”) of 1.00:1.00. The Project DSCR, the Norfolk Properties DSCR and the Portfolio DSCR shall be calculated as provided in the Loan Documents and tested on trailing 12 months based on the Borrower’s and Generation Income Properties, L.P.’s annual tax information return, as applicable. Project DSCR shall be calculated by dividing the sum of Net Income plus depreciation, amortization and interest expense by debt service on the Loan. Norfolk Properties DSCR shall be calculated by dividing the sum of Net Income of the Property and the Walmer Ave. Property (taking into account debt service on the loan on the Walmer Ave. Property) plus depreciation, amortization and interest expense by debt service on the Loan. DSCR shall be calculated by dividing the sum of Net Income of Generation Income Properties, L.P. (taking into account debt service on loans on all portfolio properties other than the Project) plus depreciation, amortization and interest expense by debt service on the Loan.”

(iii)	Section 6, captioned “COVENANTS” is hereby amended by adding the following additional covenants to paragraph M captioned “Additional Covenants”:

“I/WE HEREBY AGREE/WARRANT THAT DISTRIBUTIONS TO MEMBERS SHALL IN NO EVENT EXCEED MY/OUR EARNINGS REPORTED ON MY/OUR INCOME TAX RETURN.”

(c)	Original Note:

(i)	Section 2, captioned “PROMISE TO PAY” is hereby amended to read as follows:

“PROMISE TO PAY. For value received, I promise to pay you or your order, at your address, or at such other location as you may designate, the principal sum of $5,216,749.25 or such funds as shall be advanced hereto (Principal) plus interest from October 23, 2017 on the unpaid principal balance until this Note is repaid in full.”

(ii) Section 6, captioned “PAYMENT” is hereby amended by deleting the first paragraph, in its entirety, and inserting the following provisions in lieu thereof:

“PAYMENT. I agree to pay this Note in 84 payments. This Note is amortized over 300 payments. I will make 23 payments of $28,178.38 beginning on November 23, 2017, and on the 23rd day of each month thereafter through September 23, 2019. I will make 60 payments of $29,583.00 beginning on October 23, 2019, and on the 23rd day of each month thereafter through September 23, 2024. A single “balloon payment” of the entire unpaid balance of Principal and interest will be due October 23, 2024.”

(d)	Original Deed of Trust:

(i)	Section 3, captioned “SECURED DEBTS” is amended by deleting in its entirety paragraph A captioned “Specific Debts” and inserting the following provisions in lieu thereof:

“Specific Debts. The following debts and all extensions, renewals, refinancings, modifications and replacements. A promissory note (No. 412398-60), dated October 23, 2017, made by Grantor payable to Lender, or order, with an original loan amount of $5,200,000.00 and maturing on October 23, 2024, as modified and increased by that certain Deed of Trust, Assignment of Leases and Rents and Related Loan Documents Assignment, Assumption and Modification Agreement dated September 30, 2019, by and among Grantor, GIPVA 130 Corporate Blvd, LLC, the Lender and James B. Mears, as Trustee, and consented to by joinder by Generation Income Properties, L.P., Generation Income Properties, Inc. and David Sobelman.”

(ii)	Section 9, captioned “TRANSFER OF AN INTEREST IN THE GRANTOR” is hereby amended to read as follows:

“TRANSFER OF AN INTEREST IN THE GRANTOR. If Grantor is an entity other than a natural person (such as a corporation, partnership, limited liability company or other organization), except for Permitted REIT Transfers (hereinafter defined), Lender may demand immediate payment if:

A. A beneficial interest in Grantor is sold or transferred.

B. There is a change in either the identity or number of members of a partnership or similar entity.

C. There is a change in ownership of the voting stock, partnership interest, or membership interest, of a corporation, partnership, limited liability company, or similar entity.

For purposes of the Loan Documents, ‘Permitted REIT Transfers’ means:

(1) the listing of common stock in Generation Income Properties, Inc. (“GIPREIT”) on the New York Stock Exchange (“NYSE”) or such other nationally recognized stock exchange (the “REIT Listing”) provided GIPREIT satisfies all of the listing requirements of the U.S. Securities and Exchange Commission at the time of and as a condition of the REIT Listing, including, but not limited to, the net worth requirements;

(2) the issuance, sale, pledge, conveyance, transfer or other disposition (each, a “REIT Share Transfer”) of any shares of common stock in GIPREIT (the “REIT Shares”) so long as at the time of the REIT Share Transfer, the REIT Shares are listed on the NYSE or any other nationally recognized stock exchange;

(3) any issuance, sale, pledge, conveyance, transfer or other disposition of REIT Shares during the period prior to the REIT Listing (i.e., while the REIT is a publicly traded but non-listed entity), provided that such activities, singularly or taken as a whole, do not result in or cause a Change of Control; and

(4) any transfer, creation or issuance of limited partnership interests in Generation Income Properties, L.P. (“GIPLP”) (each, a “Limited Partnership Interest Transfer”) so long as: (A) there exists no uncured Event of Default under the Loan Documents; (B) the transfer does not result in any one person or entity having twenty-five percent (25%) or more of the legal or beneficial limited partnership interests in GIPLP; (C) the Limited Partnership Interest Transfer does not result in or cause a Change of Control; and (D) in the event such Limited Partnership Interest Transfer results in less than twenty-five percent (25%) of the legal or beneficial limited partnership interests being held by any single person or any single entity (other than GIPREIT), or if the legal or beneficial limited partnership interest is held directly or indirectly by Anthony W. Smith or Thomas E. Robinson even if the amount is equal to or greater than twenty-five percent (25%), the Grantor shall not be required to give the Lender notice of such Limited Partnership Interest Transfer.

Notwithstanding the foregoing to the contrary, in the event such Limited Partnership Interest Transfer results in twenty-five percent (25%) or more of the legal or beneficial limited partnership interests of GIPLP being held by any single natural person or any single entity (other than GIPREIT), then such transfer requires the advance consent of the Lender so long as the Lender does not withhold its consent for any reason other than such transfer would violate, or cause the Lender to be in violation of, any applicable law, rule or regulation or any Lender policies or procedures adopted pursuant thereto, including, without limitation, any laws related to national security, terrorism, or money laundering, and (A) the Grantor shall give the Lender no less than thirty (30) days’ advance notice of any such Limited Partnership Interest Transfer, such notice to be accompanied by information sufficient to permit the Lender to conduct all necessary “know your customer” investigations on such person or entity and determine that the proposed transfer is a permitted transfer under this paragraph; (B) the Grantor shall provide for any natural person having a twenty-five (25%) or more legal or beneficial interest in the GIPLP a certification from such person’s attorney that he or she has met and reviewed identity documents (e.g. driver’s license or passport with photo ID) of such person; and (C) Grantor shall pay all costs of the Lender in connection with such Lender’s review of such Limited Partnership Interest Transfer, including reasonable legal fees.

For purposes of this Security Instrument, a “Change of Control” shall occur when: (a) GIPLP is no longer the sole member of the Grantor, (b) GIPLP is no longer the sole manager of the Grantor, (c) GIPREIT is no longer the general partner of GIPLP, and GIPREIT’s direct interest in the GIPLP and/or its indirect interest in the Grantor falls below 50.1%, (d) any transfer of interests or series of transfers of interests in GIPREIT, which results in more than twenty-five percent (25%) of the ownership interests of GIPREIT being held by any single person or entity or related group of people or entities (excluding ownership by David Sobelman), or (e) the individuals comprising the Board of Directors of GIPREIT, as the same exists for the twelve (12) month period immediately prior to the Permitted REIT Transfer, fail to represent a majority of the Board of Directors of GIPREIT for the three (3) month period immediately after the date of completion of the Permitted REIT Transfer, subject to the terms of the following sentence. For purposes of determining the occurrence of the preceding subclause (e), the following shall be expressly excluded: any change in directors resulting from (x) the death or incapacity of any director, (y) the resignation or removal of any director for reasons unrelated to a Permitted REIT Transfer, and/or (z) the addition of any independent director to comply with a national market place exchange such as NYSE, NASDAQ or OTC, provided any replacement director has been approved by a vote of at least a majority (or such higher percentage as may be required by the governing documents of GIPREIT) of the board of directors of GIPREIT then in office.”

(iii) Section 33 captioned “NONRECOURSE “ is hereby amended to read as follows:

“33. NONRECOURSE.

A. If an Event of Default has occurred (and regardless of whether or not it has been cured), Lender shall have all rights provided in the Note, this Security Instrument or any other Loan Document or at law or in equity, and shall have full recourse to the Property and to any other collateral given by Grantor to secure any or all of the Secured Debts, provided that any judgment obtained by Lender in any proceeding to enforce such rights shall be enforced only against the Property and such other collateral. Notwithstanding the foregoing, Lender shall not in any way be prohibited from naming Grantor or any of its successors or assigns or any person or entity holding under or through them as parties to any actions, suits or other proceedings initiated by Lender to enforce such rights or to foreclose the lien of this Security Instrument or to otherwise realize upon any other lien or security interest created in any other collateral given to secure the payment of the Secured Debts. The foregoing restriction shall not apply to, and Grantor shall be personally liable for, and Lender may seek and enforce judgment against Grantor for:

(i) any and all actual losses, claims, damages, costs, expenses and/or liabilities, including, attorneys’ fees and expenses, suffered, sustained or incurred by Lender to the extent resulting from or arising out of:

(1) any application or use of any advance(s) or proceeds of the Loan (or any revenue) in violation of law or any Loan Document;

(2) failure to perform any obligation (including, without limitation, any obligation to indemnify) under any Loan Document regarding any remediation, contamination, environmental law, hazardous substance or underground storage tank;

(3) any actual and intentional fraudulent conduct (or intentional material misrepresentation) by any obligor on the Loan in closing the Loan or in any delivery or disclosure the Loan Documents require or contemplate, as a closing condition or otherwise;

(4) Grantor’s: (a) agreeing to a modification of any lease of the Property (a “Lease”) in violation of any Loan Document; or (b) failing to deliver to Lender or Lender’s designee (within 5 days after Grantor is divested of title to the collateral securing the Loan through exercise of Lender’s remedies) any security deposit, prepaid rent or original executed Lease(s);

(5) Grantor’s failure to perform its obligations to remove, discharge or bond any mechanic’s lien or other prohibited lien affecting the collateral securing the Loan, whether junior or senior to the Security Instrument, when and as the Loan Documents require (giving effect to any applicable cure and/or appeal periods set forth in the Loan Documents);

(6) any failure to pay operating expenses established by the Lender to be a priority expense and communicated to Grantor in writing at least 30 days prior to the applicable expenses being past due (unless Grantor is in default under the Loan Documents in which event the period of notification shall be reduced to such period of time as shall be reasonable under the circumstances), but only to the extent Grantor received revenue sufficient to pay those priority expenses established by Lender as taxes and insurance premiums;

(7) any willful destruction or removal at the direction, or with the actual knowledge, of Grantor or any of its members, of any material part of the collateral securing the Loan;

(8) any use or application of any security deposits in violation of law or the Leases, or failure to turn over security deposits to the transferee of the Property within 5 days after a foreclosure or transfer of in lieu of foreclosure, except to the extent that Grantor properly applied security deposit(s) in accordance with the applicable Lease(s) before the event of default that gave rise to that foreclosure or transfer in lieu of foreclosure; or

(9) material physical waste of any part of the collateral securing the Loan caused by the intentional acts or omissions of Grantor or any of its members or by the removal or disposal of any portion of such collateral by Grantor or any of its members or any affiliate acting at the direction of Grantor or any of its members.

(ii) all outstanding principal, interest and other Secured Debts, without exception or limitation (collectively, “Full Liability Events” and individually a “Full Liability Event”:

(1) if Grantor, any Guarantor or any affiliate of either actively instigates or causes the commencement of any bankruptcy, liquidation or similar proceeding affecting Grantor, or any proceeding for the appointment of a receiver, trustee or similar officer for Grantor, even if any such proceeding is dismissed, withdrawn or resolved in a manner favorable to Lender;

(2) if Grantor fails to make the first monthly payment due under the Loan or if the validity of any of the Loan Documents are challenged in any proceeding or if any of the Loan Documents are held to be invalid or unenforceable because of the lack of power or authority of the Grantor or the failure of the Grantor to duly authorize, execute or deliver such Loan Documents; or

(0) if (a) Grantor voluntarily conveys ownership of any material part of the collateral securing the Loan or any Change of Control (hereinafter defined) occurs; (b) if Grantor fails to comply in any material respect with any SPE Covenant (except to the extent that an SPE Covenant directly or indirectly requires the contribution of additional capital to Grantor or the prevention of Grantor’s insolvency); (c) if Grantor voluntarily grants a subordinate lien encumbering any material part of the collateral securing the Loan to secure any debt or obligation (not including any mechanic’s lien, other statutory lien, judgment or similar claim arising without Grantor’s affirmative consent to that specific lien, judgment or claim, even if it otherwise arose from Grantor’s acts or omissions); and (d) if Grantor becomes the subject of any voluntary bankruptcy, liquidation or similar proceeding, or any voluntary proceeding for the appointment of a receiver, trustee or similar officer, even if any such proceeding is dismissed, withdrawn or resolved in a manner favorable to Lender. “Change of Control” means a change in the power to direct the management and policies of the Borrower, directly or indirectly, whether through direct or indirect ownership of economic interests in the Borrower, by proxy, power of attorney, voting trust, contract or otherwise.

Nothing in this Section, however, shall be deemed (w) to be a waiver of any right which the Lender may have under any bankruptcy law of the United States or the Commonwealth of Virginia including, but not limited to, Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness evidenced and/or secured by the Loan Documents or to require that all collateral securing such indebtedness shall continue to secure all of such indebtedness in accordance with the Loan Documents, (x) to impair the validity of the indebtedness secured by the Loan Documents, (y) to impair the right of the Lender, as beneficiary, or secured party to commence an action to foreclose any lien or security interest, or (z) to modify, diminish or discharge the liability of any Guarantor under any guaranty, or of any indemnitor under any indemnity agreement including, without limitation, the Environmental Indemnity Agreement.

(iii) all protective advances and reasonable, out of pocket legal costs arising from clauses (i) and (ii) above and/or enforcement of Grantor’s or any Guarantor’s obligations arising from the Nonrecourse Carveout Liabilities and Obligations (hereinafter defined).

The restriction on enforcement contained in the first sentence of this Section shall not apply to the Environmental Indemnity Agreement of even date herewith executed by Grantor and the other indemnitors, in favor of Lender and/or to the obligations of any Guarantor. It is expressly understood and agreed, however, that nothing contained in this Section shall (y) in any manner or way constitute or be deemed to be a release of the Secured Debt or otherwise affect or impair the enforceability of the liens, assignments, rights and security interests created by this Security Instrument or any of the other Loan Documents or any future advance or any related agreements or (z) preclude Lender from foreclosing this Security Instrument or from exercising its other remedies set forth in this Security Instrument or the Assignment of Leases and Rents, or from enforcing any of its rights and remedies at law or in equity (including injunctive and declaratory relief, restraining orders and receivership proceedings), except as provided in this Section. All matters as to which this Section provides that Grantor is personally liable shall be referred to herein as the Nonrecourse Carveout Liabilities and Obligations.”

(iv) The following provisions are added as new Sections 35 and 36:

“35. RESERVE ACCOUNT.

A. As additional security for the indebtedness secured hereby, Grantor shall establish and maintain a reserve account (the “Reserve Account”) required by this Section 35, subject to the security interest therein as more fully set forth in Section 1 hereof and in the Security Agreement (the “Security Agreement”) dated of even date herewith between the Grantor, as Debtor, and the Lender, as Secured Party.

B. There is hereby established two subaccounts in the Reserve Account: a Repair and Replacement Account (the “R&R Account”) and a Deferred Maintenance Account (the “Deferred Maintenance Account”).

C. Grantor agrees that it will perform all repairs, replacements, renovations and deferred maintenance items (collectively, the “Immediate Repairs”) identified in that certain Property Condition Report (the “PCR”) dated July 21, 2017 (Partner Project No. 17-191846.1) prepared by Partner Engineering North Carolina, PLLC for the Property. Simultaneously herewith, Grantor shall deposit with Lender the sum of $15,142.00 (the “Immediate Repairs Reserve”), which amount is equal to 100% of the estimated cost of the Immediate Repairs, to be held in the Deferred Maintenance Account subject to this Security Instrument and the Security Agreement, for payment of the Immediate Repairs.

D. Monthly, on the same day as monthly payments on the Loan are due, Grantor shall deposit to the R&R Account $588.83 (such sums on deposit in the R&R Account, the “R&R Reserves”, and together with the Immediate Repairs Reserves, the “Reserves”) to be used for payment of costs of future repairs and replacements (the “Future Repairs” and together with the Immediate Repairs, the “Repairs”). These monthly deposits shall be increased at the written request of Lender if Lender reasonably calculates such increase is necessary to insure sufficient funds are in the R&R Account to pay all Future Repairs, when needed.

E. Grantor shall perform all Repairs in a good and workmanlike manner, in accordance with all applicable laws, ordinances, codes, rules and regulations, and in each case in a manner satisfactory to Lender and as necessary to satisfy the requirements/recommendations of the PCR. So long as no default shall exist and be continuing, or would occur upon the lapse of time and/or the giving of notice, Lender shall, to the extent Reserves are available for such purpose in the applicable subaccount of the Reserve Account, disburse to Grantor the amount paid or incurred by Grantor in performing the Repairs as required above upon satisfaction of the requirements set forth in Section 36 of this Security Instrument. Lender may, at Grantor’s expense, make or cause to be made an inspection of the Property to determine the Repairs have been properly made. In the event that such inspection reveals, in Lender’s sole judgment, that further Repairs are required, Lender shall provide Grantor with a written description of the required Repairs, and Grantor shall complete such Repairs to Lender’s reasonable satisfaction within thirty (30) days after Lender’s notice, or such later date as may be approved by Lender in its discretion.

36. DISBURSEMENT FROM THE RESERVE ACCOUNT. So long as no default shall have occurred and be continuing, or would occur upon the lapse of time and/or giving of notice, under this Security Instrument or any of the other Loan Documents, all Reserves in the Reserve Account shall be held by Lender for the purposes set forth in Section 35. So long as no default has occurred and is continuing, or would occur upon the lapse of time and/or giving of notice, Lender shall disburse to Grantor, from the applicable subaccount of the Reserve Account for the purposes set forth in Section 35, an amount equal to the actual expenses incurred to date by Grantor, less any prior disbursements to Grantor for such expenditure, but only to the extent that such expense is one for which, pursuant to Section 35, the funds in the applicable subaccount of the Reserve Account may be disbursed. Disbursements shall be made to Grantor within ten (10) days following Lender’s receipt of each of the following:

(a) a written request from Grantor for such disbursement, accompanied by a certification by Grantor, in the form therefor then utilized by Lender or Lender’s servicing agent;

(b) copies of invoices, receipts or other evidence satisfactory to Lender verifying the amount for which Grantor is requesting such disbursement;

(c) affidavits, lien waivers or other evidence reasonably satisfactory to Lender showing that all materialmen, laborers, contractors, suppliers and other parties who have or might claim statutory or common law liens, or who have furnished labor, materials or supplies to or in connection with the Property, have been paid all prior amounts due;

(d) a certification from an inspecting engineer or other third party acceptable to Lender, verifying that any work for which Grantor is requesting a disbursement has been properly completed and that the cost of such work bears a reasonable relationship to the costs incurred therefor;

(e) a copy of the certificate of occupancy for the improvements if, as a result of any work undertaken by Grantor, it was necessary to receive an amendment to the existing certificate of occupancy (or similar instrument) issued with respect to the improvements, or to obtain a new certificate of occupancy for the improvements or a certification of Grantor that no such amended or new certificate of occupancy is required; and

(f) payment of an administrative fee of $150 per request.

Lender shall not be required to make an advance from the applicable subaccount of the Reserve Account more frequently than once in any thirty (30) day period. In making any disbursement from the Reserve Account, Lender shall be entitled to rely on the disbursement request from Grantor without any inquiry into the accuracy, validity or contestability of any amount set forth therein. The Reserves shall not, unless otherwise explicitly required by applicable law, be or be deemed to be escrow or trust funds. Lender may, at its discretion, hold the Reserves either in separate accounts or commingled by Lender with any other funds in the possession or control of Lender. The Reserves are solely for the protection of Lender, and entail no responsibility on Lender’s part beyond making disbursements upon strict satisfaction of the requirements of Section 35 and this Section 36 and beyond the allowing of due credit for the sums actually received. The Reserve Account is to be a non-interest bearing account and the funds therein are not to be invested. In the event that the amounts on deposit in the applicable subaccount of the Reserve Account are insufficient to reimburse Grantor for amounts otherwise properly requested, Grantor shall pay the amount of such deficiency. Upon completion of the Immediate Repairs in accordance with the provisions hereof, Lender shall, with reasonable promptness after receipt of Grantor’s request therefor, disburse to Grantor any funds then remaining in the Deferred Maintenance Account. Upon assignment of this Security Instrument by Lender, any funds in the Reserve Account shall be turned over to the assignee, and any responsibility of the assignor with respect thereto shall terminate.”

(e)	Original Assignment of Leases and Rents:

(i)	Section 2, captioned “SECURED DEBTS” is hereby amended by deleting in its entirety paragraph A captioned “Specific Debts” and inserting the following provisions in lieu thereof:

“Specific Debts. The following debts and all extensions, renewals, refinancings, modifications and replacements. A promissory note (No. 412398-60), dated October 23, 2017, made by Grantor payable to Lender, or order, with an original loan amount of $5,200,000.00 and maturing on October 23, 2024, as modified and increased by that certain Deed of Trust, Assignment of Leases and Rents and Related Loan Documents Assignment, Assumption and Modification Agreement dated September 30, 2019, by and among Grantor, GIPVA 130 Corporate Blvd, LLC, the Lender and James B. Mears, as Trustee, and consented to by joinder by Generation Income Properties, L.P., Generation Income Properties, Inc. and David Sobelman.”

(ii)	Section 9, captioned “TRANSFER OF AN INTEREST IN THE ASSIGNOR” is hereby amended to read as follows:

“TRANSFER OF AN INTEREST IN THE ASSIGNOR. If Assignor is an entity other than a natural person (such as a corporation, partnership, limited liability company or other organization), except for Permitted REIT Transfers (hereinafter defined), Lender may demand immediate payment if:

A. A beneficial interest in Assignor is sold or transferred.

B. There is a change in either the identity or number of members of a partnership or similar entity.

C. There is a change in ownership of the voting stock, partnership interest, or membership interest, of a corporation, partnership, limited liability company, or similar entity.

For purposes of the Loan Documents, ‘Permitted REIT Transfers’ means:

(1) the listing of common stock in Generation Income Properties, Inc. (“GIPREIT”) on the New York Stock Exchange (“NYSE”) or such other nationally recognized stock exchange (the “REIT Listing”) provided GIPREIT satisfies all of the listing requirements of the U.S. Securities and Exchange Commission at the time of and as a condition of the REIT Listing, including, but not limited to, the net worth requirements;

(2) the issuance, sale, pledge, conveyance, transfer or other disposition (each, a “REIT Share Transfer”) of any shares of common stock in GIPREIT (the “REIT Shares”) so long as at the time of the REIT Share Transfer, the REIT Shares are listed on the NYSE or any other nationally recognized stock exchange;

(3) any issuance, sale, pledge, conveyance, transfer or other disposition of REIT Shares during the period prior to the REIT Listing (i.e., while the REIT is a publicly traded but non-listed entity), provided that such activities, singularly or taken as a whole, do not result in or cause a Change of Control; and

(4) any transfer, creation or issuance of limited partnership interests in Generation Income Properties, L.P. (“GIPLP”) (each, a “Limited Partnership Interest Transfer”) so long as: (A) there exists no uncured Event of Default under the Loan Documents; (B) the transfer does not result in any one person or entity having twenty-five percent (25%) or more of the legal or beneficial limited partnership interests in GIPLP; (C) the Limited Partnership Interest Transfer does not result in or cause a Change of Control; and (D) in the event such Limited Partnership Interest Transfer results in less than twenty-five percent (25%) of the legal or beneficial limited partnership interests being held by any single person or any single entity (other than GIPREIT), or if the legal or beneficial limited partnership interest is held directly or indirectly by Anthony W. Smith or Thomas E. Robinson even if the amount is equal to or greater than twenty-five percent (25%), the Assignor shall not be required to give the Lender notice of such Limited Partnership Interest Transfer.

Notwithstanding the foregoing to the contrary, in the event such Limited Partnership Interest Transfer results in twenty-five percent (25%) or more of the legal or beneficial limited partnership interests of GIPLP being held by any single natural person or any single entity (other than GIPREIT), then such transfer requires the advance consent of the Lender so long as the Lender does not withhold its consent for any reason other than such transfer would violate, or cause the Lender to be in violation of, any applicable law, rule or regulation or any Lender policies or procedures adopted pursuant thereto, including, without limitation, any laws related to national security, terrorism, or money laundering, and (A) the Assignor shall give the Lender no less than thirty (30) days’ advance notice of any such Limited Partnership Interest Transfer, such notice to be accompanied by information sufficient to permit the Lender to conduct all necessary “know your customer” investigations on such person or entity and determine that the proposed transfer is a permitted transfer under this paragraph; (B) the Assignor shall provide for any natural person having a twenty-five (25%) or more legal or beneficial interest in the GIPLP a certification from such person’s attorney that he or she has met and reviewed identity documents (e.g. driver’s license or passport with photo ID) of such person; and (C) Assignor shall pay all costs of the Lender in connection with such Lender’s review of such Limited Partnership Interest Transfer, including reasonable legal fees.

For purposes of this Assignment, a “Change of Control” shall occur when: (a) GIPLP is no longer the sole member of the Assignor, (b) GIPLP is no longer the sole manager of the Assignor, (c) GIPREIT is no longer the general partner of GIPLP, and GIPREIT’s direct interest in the GIPLP and/or its indirect interest in the Assignor falls below 50.1%, (d) any transfer of interests or series of transfers of interests in GIPREIT, which results in more than twenty-five percent (25%) of the ownership interests of GIPREIT being held by any single person or entity or related group of people or entities (excluding ownership by David Sobelman), or (e) the individuals comprising the Board of Directors of GIPREIT, as the same exists for the twelve (12) month period immediately prior to the Permitted REIT Transfer, fail to represent a majority of the Board of Directors of GIPREIT for the three (3) month period immediately after the date of completion of the Permitted REIT Transfer, subject to the terms of the following sentence. For purposes of determining the occurrence of the preceding subclause (e), the following shall be expressly excluded: any change in directors resulting from (x) the death or incapacity of any director, (y) the resignation or removal of any director for reasons unrelated to a Permitted REIT Transfer, and/or (z) the addition of any independent director to comply with a national market place exchange such as NYSE, NASDAQ or OTC, provided any replacement director has been approved by a vote of at least a majority (or such higher percentage as may be required by the governing documents of GIPREIT) of the board of directors of GIPREIT then in office.”

(f)	Security Agreement:

(i)	Section 1, captioned “SECURED DEBTS” is hereby amended by deleting in its entirety paragraph A captioned “Specific Debts” and inserting the following provisions in lieu thereof:

“Specific Debts. The following debts and all extensions, renewals, refinancings, modifications and replacements. A promissory note (No. 412398-60), dated October 23, 2017, made by Grantor payable to Lender, or order, with an original loan amount of $5,200,000.00 and maturing on October 23, 2024, as modified and increased by that certain Deed of Trust, Assignment of Leases and Rents and Related Loan Documents Assignment, Assumption and Modification Agreement dated September 30, 2019, by and among Grantor, GIPVA 130 Corporate Blvd, LLC, the Lender and James B. Mears, as Trustee, and consented to by joinder by Generation Income Properties, L.P., Generation Income Properties, Inc. and David Sobelman.”

(g)	Original Loan Agreement, Original Deed of Trust, Original Assignment of Leases and Rents, Original Security Agreement and any other Loan Documents containing a “Default” Section or definition:

(i)	The Section captioned “DEFAULT”, and any section containing a definition of Default, is hereby amended by inserting the following provision as an additional Default:

“Other Loans. A default occurs under any other debt or loan with any other lender.”

INSTRUMENT #190019417 RECORDED IN THE CLERK’S OFFICE OF NORFOLK ON OCTOBER 02, 2019 AT 04:17PM

GEORGE E. SCHAEFER, CLERK RECORDED BY: EW